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                                                                    Exhibit 23.4
                               [Letterhead of C&F]


October 24, 2007


Agria Corporation
M&C, Corporate Services Limited,
PO Box 309GT, Ugland House,
South Church Street, George Town, Grand
Cayman, Cayman Islands


Ladies and Gentlemen:

We hereby consent to the use of our name under the captions "Risk Factors," "Enforceability of Civil Liabilities," "Regulation," and "Legal Matters" in the prospectus included in the registration statement on Form F-1, originally filed by Agria Corporation on October 24, 2007, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.






                                              Sincerely yours,



                                              /s/ Commerce & Finance Law Offices

                                              Commerce & Finance Law Offices